Exhibit 99.1

Valentis, Inc.
Joe Markey
(650) 697-1900 x369
IR@valentis.com

VALENTIS AND URIGEN ANNOUNCE SIGNING OF DEFINITIVE MERGER AGREEMENT

BURLINGAME, CA (October 5, 2006)  Valentis, Inc. (Nasdaq: VLTS) and Urigen N.A., Inc., a privately-held specialty pharmaceutical company focused on the development and commercialization of innovative products for urology indications, today announced the signing of a definitive merger agreement.  The transaction was unanimously approved by the boards of directors of both companies and is anticipated to close during the first quarter of 2007, subject to the approval of Valentis’ and Urigen’s respective stockholders and other customary closing conditions.

Pursuant to the merger agreement, at the closing of the merger, Urigen will become a wholly-owned subsidiary of Valentis and each Urigen stockholder will receive, in exchange for each share of Urigen common stock held by such stockholder immediately prior to the merger, a number of shares of Valentis common stock equal to two times the quotient obtained by dividing the number of fully diluted shares of Valentis common stock issued and outstanding immediately prior to the closing of the merger by the number of fully diluted shares of Urigen common stock issued and outstanding immediately prior to closing of the merger (excluding in all cases Urigen dissenting shares), subject to cash payment in lieu of the issuance of fractional shares.  As a result, Valentis anticipates that it will experience a change in control because Urigen stockholders will own approximately two-thirds of the outstanding common stock of Valentis immediately after the merger, on a fully diluted basis.

The merger agreement also provides that if Valentis has less than $1.0 million in cash (including cash equivalents having immediate maturity net of any penalty) or less than $1.0 million in net worth at the closing of the merger, then, in addition to the shares issuable to Urigen stockholders as described above, Urigen stockholders will receive on a pro rata basis additional shares of Valentis common stock equal to the amount obtained by dividing (i) the difference between $1.0 million and Valentis’ actual cash (including cash equivalents having immediate maturity net of any penalty) or net worth as of the closing, whichever difference is greater, by (ii) the weighted average price of Valentis’ common stock for the 30 day period immediately prior to the first public announcement of the merger.  In addition, if Valentis has $800,000 or less in cash or net worth at the closing of the merger, then Urigen has the right not to proceed with the merger and to terminate the merger agreement.

Assuming the merger is completed, it is expected that:  Valentis’ remaining operations would be integrated with Urigen’s existing operations; Urigen’s management team would assume Valentis’ executive and other management positions; and directors selected by Urigen would assume most or all positions on Valentis’ board of directors, including chairman.

“The merger of Valentis and Urigen will create a new specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for urological disorders. The combined company will offer an attractive portfolio of products in clinical development,” said Benjamin F. McGraw, III, Chairman, President and CEO of Valentis. “We believe the combination of these two firms results in a compelling, new, clinical-stage company with Phase IIb trial results from its lead product expected in the fourth quarter of 2006,” added Dr. McGraw.

Where to Find Additional Information about the Merger

Valentis intends to file with the Securities and Exchange Commission, or the Commission, a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Valentis and Urigen and other relevant materials in connection with the proposed transaction.  The joint proxy statement/prospectus will be mailed to the stockholders of Valentis and Urigen.  Investors and security holders of Valentis and Urigen are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Valentis, Urigen and the proposed merger.  The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Valentis with the Commission, may be obtained free of charge at the Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the Commission by Valentis by contacting Valentis Investor Relations at ir@valentis.com, via telephone at (650) 697-1900 or via Valentis’ website at www.valentis.com.  Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Valentis and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Valentis and Urigen in favor of the proposed merger.  Information about the directors and executive officers of Valentis and their respective interests in the proposed merger will be available in the joint proxy statement/prospectus.

Urigen and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Valentis and Urigen in favor of the proposed merger.  Information about the directors and executive officers of Urigen and their respective interests in the proposed merger will be available in the joint proxy statement/prospectus.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  This press release does not constitute an offer of any securities for sale or the solicitation of any proxy.

About Valentis

Valentis is a biotechnology company that was engaged in the development of innovative products for peripheral arterial disease, or PAD, a large and unsatisfied market.  On July 11, 2006, Valentis announced that no statistically significant difference was seen in the primary endpoint or any of the secondary endpoints in its Phase IIb clinical trial of VLTS 934 in PAD.  The primary efficacy endpoint in the study was improvement in exercise tolerance on an escalating grade treadmill after 90 days in patients receiving VLTS 934 versus patients receiving placebo.  While Valentis focused its efforts on the development of novel peripheral arterial disease therapeutics, its technologies are being applied by its collaborators for the development of therapeutics to treat a variety of indications including infectious diseases and cancer.  Additional information about Valentis can be found at www.valentis.com.

About Urigen

Urigen is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for urological disorders.  Urigen has multiple products in development for urology indications that are either in or positioned to enter Phase 2 clinical trials.  The pipeline includes U101, for which a Phase 2b study is on-going for the treatment of chronic pelvic pain, or CPP; U102, targeting symptoms of CPP secondary to pelvic irradiation; U103, targeting dyspareunia; U301, targeting acute urethral discomfort; and U302, targeting urethritis.  Additional information about Urigen can be found at www.urigen.com.

This press release includes forward-looking statements.  These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  In particular, forward-looking statements include, without limitation, statements related to the expected closing date of the merger, future financial and operating results, expected benefits and synergies of the merger, tax and accounting treatment of the merger, future opportunities, potential clinical trial results, management changes and any other effect, result or aspect of the transaction.  Valentis has based these forward-looking statements on current expectations, assumptions, estimates and projections.  While Valentis believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  These risks include: the future financial condition of Valentis (either before or after the merger), the continued qualification of the common stock of Valentis for listing on the Nasdaq Capital Market (either before or after the merger), risks associated with the discontinuance of the existing Valentis operations, risks associated with unsatisfactory results from the clinical trials of acquired Urigen products, the successful integration of Valentis and Urigen, costs and potential litigation associated with the merger, industry-wide changes and other causes, the risk that the transaction may not be completed, the failure of either party to meet the closing conditions set forth in the merger agreement or that the closing of the transaction may be delayed due to failure to obtain required approvals.  These and other important factors, including those discussed in Valentis’ Annual Report on Form 10-K for the fiscal year ended June 30, 2006, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.